Exhibit 99.3

TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED

iStar Inc.

Special Meeting of Stockholders
[DATE]. 2023

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ISTAR INC.

The undersigned stockholder of iStar Inc., a Maryland corporation (the “Company”), appoints Jay Sugarman and Geoffrey M. Dugan, and each of them, with full power of substitution, as proxy to attend the Special Meeting of Stockholders of the Company to be held virtually at [●], on [DATE], 2023, at [●] a.m., Eastern Time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and of the accompanying joint proxy statement/prospectus, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

YOUR VOTE IS VERY IMPORTANT — PLEASE SUBMIT YOUR PROXY TODAY

(continued and to be signed and dated on the reverse side)

YOUR VOTE IS IMPORTANT

Please take a moment now to submit your proxy for your shares of iStar Inc.

Common Stock and 8% Series D Cumulative Redeemable Preferred Stock for the upcoming Special Meeting of Stockholders to be held on [DATE], 2023.

YOU CAN VOTE TODAY USING ANY OF THE FOLLOWING METHODS:

Submit your proxy by Internet

Please access [●] (please note you must type an "s" after "http"). Then, simply follow the instructions on the web site. You will be required to provide the unique Control Number printed below.

Submit your proxy by Telephone

Please call toll-free in the U.S. or Canada at [●] on a touch-tone telephone. (If outside the U.S. or Canada, call [●].) Then, simply follow the voice prompts. You will be required to provide the unique Control Number printed below.

CONTROL NUMBER

You may submit your proxy by telephone or Internet 24 hours a day, 7 days a week.

Submitting your proxy by telephone or Internet authorizes the named proxy holders to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

For information about how to attend the Special Meeting of Stockholders to be held on [DATE], 2023 in person, please see the information on the reverse side.

Submit your proxy by Mail Please complete, sign, date and return the proxy card in the envelope provided to: iStar Inc., c/o Innisfree M&A Incorporated, [●].

TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED

☒	Please mark vote as in this sample

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE FOLLOWING PROPOSALS:

1.	A proposal to approve the merger of Safehold, Inc. (“SAFE”) with and into iStar Inc. (“STAR”), with STAR continuing as the surviving corporation (the “Merger”) and operating under the name “Safehold Inc.” (“New SAFE”), as contemplated by the Agreement and Plan of Merger, dated as of August 10, 2022, by and between STAR and SAFE (the “STAR Merger Proposal”).	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	A proposal to approve the issuance of shares of New SAFE common stock in connection with the Merger (the “STAR Stock Issuance Proposal”).	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	A proposal to approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to STAR’s named executive officers in connection with the Merger, as more particularly described in the joint proxy statement/prospectus.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	A proposal to approve any adjournments of the special meeting of stockholders of STAR from time to time, if necessary or appropriate, including to solicit additional proxies in favor of the STAR Merger Proposal and/or the STAR Stock Issuance Proposal, if there are insufficient votes at the time of such adjournment to approve any such proposal.	FOR ☐	AGAINST ☐	ABSTAIN ☐

NOTE: Such other matters as may properly come before the meeting at the discretion of the proxy holders.

	Date:		Date:
Signature of Stockholder		Signature (Joint Owners)
Print Name of Stockholder		Print Name of Joint Owner

NOTE: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.